                                                                    EXHIBIT 12.1

          COMPUTATION OF DEFICIENCY OF EARNINGS TO COVER FIXED CHARGES

                           FISCAL YEAR ENDED SEPTEMBER     SIX MONTHS ENDED MARCH
                                       30,                           31,
                          -------------------------------  ------------------------
                            1993       1994       1995        1995         1996
                          ---------  ---------  ---------  -----------  -----------
Loss before income tax..  $(846,102) $(906,461) $(497,812) $(1,661,663) $(2,438,480)
Interest expense........    529,720  3,515,752  8,019,072    3,205,346    5,118,027
                          ---------  ---------  ---------  -----------  -----------
  Earnings (Loss) to
   cover fixed charges..   (316,382) 2,609,291  7,521,260    1,543,683    2,679,547
                          =========  =========  =========  ===========  ===========
Interest expense........    529,720  3,515,752  8,019,072    3,205,346    5,118,027
                          ---------  ---------  ---------  -----------  -----------
  Fixed Charges.........    529,720  3,515,752  8,019,072    3,205,346    5,118,027
                          =========  =========  =========  ===========  ===========
Deficiency of Earnings
 to Cover Fixed
 Charges(1).............  $ 846,102  $ 906,461  $ 497,812  $ 1,661,663  $ 2,438,480
                          =========  =========  =========  ===========  ===========

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(1) Represents the amount earnings are deficient to cover the fixed charges.
    This was calculated by subtracting the earnings from fixed charges.